Exhibit 8.1

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

December 29, 2010

Board of Directors
Coronus Solar Inc.
1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada V6P 6G5

Gentlemen:

I have acted as counsel to Coronus Solar Inc., formerly Insightfulmind Learning, Inc. (the “Company”) in connection with a public offering of certain shares of common stock in the Company (the "Shares") as described in the  Company's Post Effective Amendment to its registration statement on Form S-1 (the "Registration Statement") filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission"). For the purposes of giving this opinion, I have examined and relied upon such documents and made such inquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. I have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by me and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Registration Statement and other documents  reviewed by me, (iii) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (iv) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the United States of America and Canada. This opinion is to be governed by and construed in accordance with the laws of the United States and Canada.

Coronus Solar Inc.
December 29, 2010

On the basis of and subject to the foregoing, I am of the opinion that the statements relating to certain United States and Canadian tax matters set forth under the caption "United States Federal Income Tax Considerations” and Canadian Federal Income Tax Considerations” in the Registration Statement are true and accurate based on current law and practice at the date of this letter and that such statements constitute my opinion.

I hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to me under the captions "Legal Matters" contained in the Registration Statement.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak

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